SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                       June 16, 2000

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000








Item 5.  Other Events

Registrant (or Xerox or the company) today announced that second quarter underlying earnings per share would be below market expectations and likely in line with the company's first quarter level. Xerox said its earnings would be further reduced by significant unexpected provisions in its Mexico business.

A likely shortfall in the sales of high-end printing and publishing products is more than offsetting expected strong revenue growth from document outsourcing, color copiers and printers, and products sold through the company's channels organization. This will result in reduced gross margins, which are expected to be further affected by a shift to sales of lower-margin products and services within each product segment.

"The disruptions in customer relationships caused by our sales force realignment, at a time when competitors have strengthened their product capabilities, is producing a drag on the second quarter sales of our most profitable products," said Paul Allaire, Xerox chairman and chief executive officer. "Our new team is focused on initiatives that will stabilize the direct sales force, stimulate sales productivity, and streamline the sales support operations so that we respond more quickly to customer needs and compress sales cycles -- even though this involves some incremental costs."

Specific financial results for the quarter remain uncertain as performance in the third month of a quarter typically has the greatest effect on both revenue and earnings.

Allaire also highlighted signs that Xerox's business is progressing successfully on several fronts in the quarter, including:

* direct sales force turnover in April and May declined significantly from first quarter and year-ago levels.
*  document outsourcing continues to grow strongly.
*  color inkjet and office color printer placements are accelerating.
*  performance continues to improve in Brazil and Fuji Xerox.
* the company is responding to market demand by increasing manufacturing capacity for its new DocuColor 2000 family of digital presses.

Xerox also expects later this month to announce its next-generation of Document Centre digital multifunction devices, and the company will launch a new family of technologically advantaged inkjet printers for small and home offices supported by an aggressive and edgy marketing campaign.

"I am confident of improvements during the second half of the year, but they will be developing later and to a lesser degree than previously anticipated. Momentum will accelerate as we enter 2001," Allaire said.

"It will take time to resolve our issues, but they are largely within our control and will be fixed. We will continue to focus aggressively on our productivity initiatives and improving cash flow. Our technology, products and solutions are world-class. Now our execution must -- and will -- improve," he added.

Registrant will announce second quarter earnings on July 26.

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Forward-Looking Statements

From time to time Registrant and its representatives may provide information, whether orally or in writing, including certain statements in this Form 8-K, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to the Company are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions.
Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act we are making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors include but are not limited to the following:

Competition - the Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with the Registrant to provide document processing products and services in each of the markets served by the Registrant, some of whom operate on a global basis. The Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent approximately 25% of the Registrant's revenues. This segment of the general office market is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of the Registrant's new digital products replace or compete with the Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Pricing - the Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices the Registrant can obtain for its products and services may vary from historical levels. In addition, pricing actions to offset currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

Financing Business - a significant portion of the Registrant's profits arise from the financing of its customers' purchases of the Registrant's equipment. On average, 75 to 80 percent of equipment sales are financed through the Registrant. The Registrant's ability to provide such financing at competitive rates and realize profitable spreads is highly dependent upon its own costs of borrowing which, in turn, depend upon its credit ratings. The Registrant's present credit ratings permit ready access to the credit markets. There is no assurance that these credit ratings can be maintained and/or ready access to the credit markets can be assured. A downgrade or lowering in such ratings could reduce the profitability of such financing business and/or make the Registrant's financing less attractive to customers thus reducing the volume of financing business done.

Productivity - the Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through process reengineering, design efficiency and supplier cost improvements are required to offset labor cost inflation and potential materials cost changes and competitive price pressures.

International Operations - the Registrant derives approximately half its revenue from operations outside of the United States. In addition, the Registrant manufactures many of its products and/or their components outside the United States. The Registrant's future revenue, cost and profit results could be affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. The Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide anticipated returns from these investments.

Restructuring - the Registrant's ability to ultimately reduce pre-tax annual expenditures by approximately $1.4 billion is dependent upon its ability to successfully implement the 1998 and 2000 restructuring programs including the elimination of 14,200 net jobs worldwide (9,000 under 1998 program, 5,200 under 2000 program), the closing and consolidation of facilities, certain asset write-offs and the successful implementation of process and systems changes.

Revenue Growth - the Registrant's ability to attain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of its equipment sales worldwide. The ability to achieve equipment sales growth is subject to the successful implementation of our initiatives to provide industry-oriented global solutions for major customers and expansion of our distribution channels in the face of global competition and pricing pressures. Our inability to attain a consistent trend of revenue growth could materially affect the trend of our actual results.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: June 16, 2000